EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Fourth Quarter 2024 Results

MATTOON, Ill., Jan. 23, 2025 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter ended December 31, 2024.

Highlights

  Net income of $19.2 million, or $0.80 diluted EPS
  Adjusted net income (non-GAAP) of $20.9 million, or $0.87 diluted EPS
  Loan growth and interest expense decline drives 6 basis points of margin expansion
  Wealth management and insurance combined revenues increase over 11% in the quarter
  Board of Directors declares regular quarterly dividend of $0.24 per share

“Revenue growth and interest expense management helped drive a solid increase in adjusted earnings, despite higher provision expense,” said Joe Dively, Chairman and Chief Executive Officer. “Our net interest margin expanded, and noninterest income increased to 31% of revenues. Wealth management and insurance had a strong finish to the year with a combined revenue increase of 26% compared to the fourth quarter last year. Our Ag Services group had a record quarter of farmland sales in the period. Finally, we are pleased with the success of the multiple strategic technology investments we completed this year and continue to execute on for 2025. Collectively, these investments deliver a better customer experience and significant operating efficiency,” Dively concluded.

Net Interest Income

Net interest income for the fourth quarter of 2024 increased by $1.4 million, or 2.4% compared to the third quarter of 2024. Interest income decreased by $1.3 million primarily driven by lower interest rates, partially offset by loan growth. Interest expense decreased by $2.7 million primarily due to lower interest rates, reducing wholesale funding, and actively managing existing accounts and promotional pricing with the Fed’s rate cuts.

In comparison to the fourth quarter of 2023, net interest income increased $1.5 million, or 2.6%.   Interest income was slightly lower by $0.1 million, while interest expense decreased $1.6 million.   Interest income on loans increased $2.6 million while funding from investment securities and cash were used for loan growth.

Net Interest Margin

Net interest margin, on a tax equivalent basis, was 3.41% for the fourth quarter of 2024, which was an increase of 6 basis points compared to the prior quarter. Earning asset yields decreased by 11 basis points, while the average cost of funds decreased by 17 basis points. Accretion income for the quarter was $3.4 million, which was a decrease of $0.2 million from the prior quarter.

In comparison to the fourth quarter of last year, the net interest margin increased 8 basis points, with an average earnings asset increase of 6 basis points versus the average cost of funds decrease of 2 basis points. Higher rates and loan growth helped drive an increase in earnings asset yields, despite a decline in accretion income of $1.2 million. The decrease in funding costs was primarily due to a decline in wholesale funding sources, partially offset by an increase in time deposit rates.

Loan Portfolio

Total loans ended the quarter at $5.67 billion, representing an increase of $57.9 million, or 1.0% compared to the prior quarter. Loan growth was well diversified primarily in construction and land development and commercial and industrial. The largest decline was in commercial real estate, which included an increase in paydowns due to the sale of several borrowers’ properties. The average rate on new origination and renewed loans in the period was approximately 7.4%.

Asset Quality

The Company’s asset quality metrics continue to be strong compared to historical and industry measures. The allowance for credit losses (“ACL”) increased by $1.4 million to $70.2 million with an ending ACL to total loans ratio of 1.24%. Provision expense was recorded in the amount of $3.6 million and the Company had net charge offs of $2.2 million in the period. Also, at the end of the fourth quarter, the ratio of non-performing loans to total loans was 0.53%, and the ACL to non-performing loans was 235%.   The ratio of non-performing assets to total assets was 0.43% at quarter end. Non-performing loans increased by $11.6 million in the period to $29.8 million. Substandard loans increased $6.5 million in the period to $35.5 million. For the quarter, the increase in net charge offs, non-performing loans, and substandard loans were all tied to a single borrower who is invested in an organic farming operation that is in the process of dissolving and liquidating. Separately, while special mention loans increased $19.7 million in the quarter to $57.8 million, there are currently no anticipated material losses from the downgrades and the special mention balance was lower than the same period last year.

Deposits and Borrowings

Total deposits ended the quarter at $6.06 billion, which represented a decrease of $31.7 million, or 0.52% from the prior quarter. The decline was primarily in noninterest bearing deposits for normal customer cash flow needs. In addition, time deposits were lower primarily due to a decline in wholesale CD’s. In comparison to the prior quarter, the average cost of funds decreased 17 basis points in the fourth quarter of 2024 to 1.83%.

Noninterest Income

Noninterest income for the fourth quarter of 2024 was $26.4 million compared to $23.0 million in the prior quarter.   Wealth management revenues increased $0.5 million primarily due to a record quarter of farmland sales totaling $1.7 million more than offsetting a $0.7 million reduction to farm management income from lower commodity prices. Overall Ag Services revenue was $3.0 million in the quarter. Insurance revenues increased $0.8 million, or 13.4% on a strong finish to the year in sales performance. Other income increased $1.9 million and included a $1.3 million gain on the sale of a property that was held in other real estate owned.

In comparison to the fourth quarter of 2023, noninterest income increased $4.6 million, or 21.1%. The increase was primarily driven by growth in wealth management and insurance, and the sale of a property.

Noninterest Expenses

Noninterest expense for the fourth quarter of 2024 totaled $56.3 million compared to $53.9 million in the prior quarter. The increase was primarily in legal and professional fees due to $2.2 million in expenses tied to the retail and core system technology projects. In addition, other expenses included a $1.2 million loss on the sale of a portion of property connected to a branch location. Expenses were higher in salaries and benefits driven by higher incentive compensation tied to the strong quarter of revenue growth in wealth management and insurance.

In comparison to the fourth quarter of 2023, noninterest expenses decreased $0.7 million. The decrease was primarily driven by the nonrecurring expenses tied to the Blackhawk acquisition totaling $5.6 million in the fourth quarter of last year, while the current quarter of 2024 included $2.2 million of nonrecurring expense tied to the technology projects and a $1.2 million loss on the sale of a portion of a property.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the fourth quarter 2024 was 59.5% compared to 61.3% in the prior quarter and 58.9% for the same period last year.

Taxes

The fourth quarter of 2024 included a $0.9 million increase to taxes due to a reduction in the percentage of income apportioned to Illinois resulting in a lower effective tax rate going forward and a reduction in related deferred tax assets for the period. The reduction was primarily due to the Illinois tax law change in June of 2024 for the apportionment of investment income and the continued diversification of the business with more revenue outside of Illinois.

Capital Levels and Dividend

The Company’s capital levels remained strong and comfortably above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.37%
Tier 1 capital to risk-weighted assets	12.82%
Common equity tier 1 capital to risk-weighted assets	12.42%
Leverage ratio	10.33%

The Company’s Board of Directors approved its regular quarterly dividend of $0.24 payable on February 28, 2025 for shareholders of record on February 13, 2025.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $7.5 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, Texas, and Wisconsin and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 160 years. More information about the Company is available on our website at www.firstmid.com.

Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” and “Tangible Book Value per Common Share”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; and the impact of pandemics on First Mid’s businesses. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Austin Frank
SVP, Shareholder Relations
217-258-5522
afrank@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

– Tables Follow –

FIRST MID BANCSHARES, INC.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	As of
	December 31,	September 30,	December 31,
	2024	2024	2023

Assets
Cash and cash equivalents	$121,216	$164,191	$143,064
Investment securities	1,073,510	1,125,774	1,179,402
Loans (including loans held for sale)	5,672,462	5,614,591	5,580,565
Less allowance for credit losses	(70,182)	(68,774)	(68,675)
Net loans	5,602,280	5,545,817	5,511,890
Premises and equipment, net	100,234	101,464	101,396
Goodwill and intangibles, net	261,906	265,139	264,231
Bank Owned Life Insurance	170,854	169,635	166,125
Other assets	189,734	190,469	220,686
Total assets	$7,519,734	$7,562,489	$7,586,794

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,329,155	$1,387,290	$1,398,234
Interest bearing	4,727,941	4,701,544	4,725,425
Total deposits	6,057,096	6,088,834	6,123,659
Repurchase agreements with customers	204,122	204,343	213,721
Other borrowings	242,520	238,712	263,787
Junior subordinated debentures	24,280	24,224	24,058
Subordinated debt	87,472	87,373	106,755
Other liabilities	57,853	60,506	61,610
Total liabilities	6,673,343	6,703,992	6,793,590

Total stockholders' equity	846,391	858,497	793,204
Total liabilities and stockholders' equity	$7,519,734	$7,562,489	$7,586,794

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$81,288	$78,676	$320,446	$262,423
Interest on investment securities	6,990	8,515	28,836	32,119
Interest on federal funds sold & other deposits	1,564	2,736	8,097	5,624
Total interest income	89,842	89,927	357,379	300,166
Interest expense:
Interest on deposits	26,144	25,900	106,919	77,294
Interest on securities sold under agreements to repurchase	1,333	1,754	6,448	6,565
Interest on other borrowings	1,917	3,073	8,674	16,789
Interest on jr. subordinated debentures	510	545	2,156	1,859
Interest on subordinated debt	988	1,193	4,454	4,196
Total interest expense	30,892	32,465	128,651	106,703
Net interest income	58,950	57,462	228,728	193,463
Provision for credit losses	3,643	552	5,635	6,104
Net interest income after provision for loan	55,307	56,910	223,093	187,359
Non-interest income:
Wealth management revenues	6,275	4,998	22,818	20,793
Insurance commissions	6,805	5,398	28,552	24,814
Service charges	3,058	3,298	12,362	10,881
Net securities gains/(losses)	0	46	(433)	3,383
Mortgage banking revenues	1,104	954	3,957	2,282
ATM/debit card revenue	4,204	4,233	16,807	14,347
Other	4,917	2,841	12,223	10,286
Total non-interest income	26,363	21,768	96,286	86,786
Non-interest expense:
Salaries and employee benefits	31,957	29,925	124,134	104,962
Net occupancy and equipment expense	7,285	7,977	30,407	26,946
Net other real estate owned (income) expense	240	800	411	1,862
FDIC insurance	863	1,015	3,463	3,339
Amortization of intangible assets	3,314	3,560	13,556	9,127
Stationary and supplies	642	404	1,885	1,346
Legal and professional expense	5,386	2,065	12,944	7,379
ATM/debit card expense	2,043	1,332	6,384	5,322
Marketing and donations	906	679	3,418	3,005
Other	3,661	9,268	18,381	22,452
Total non-interest expense	56,297	57,025	214,983	185,740
Income before income taxes	25,373	21,653	104,396	88,405
Income taxes	6,205	3,582	25,498	19,470
Net income	$19,168	$18,071	$78,898	$68,935

Per Share Information
Basic earnings per common share	$0.80	$0.76	$3.31	$3.17
Diluted earnings per common share	0.80	0.76	3.30	3.15

Weighted average shares outstanding	23,818,806	22,220,438	23,800,523	21,086,802
Diluted weighted average shares outstanding	23,908,340	22,319,334	23,895,681	21,176,946

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Interest income:
Interest and fees on loans	$81,288	$81,775	$79,560	$77,823	$78,676
Interest on investment securities	6,990	7,036	7,405	7,405	8,515
Interest on federal funds sold & other deposits	1,564	2,371	1,718	2,444	2,736
Total interest income	89,842	91,182	88,683	87,672	89,927
Interest expense:
Interest on deposits	26,144	28,341	26,338	26,096	25,900
Interest on securities sold under agreements to repurchase	1,333	1,444	1,615	2,056	1,754
Interest on other borrowings	1,917	2,195	2,248	2,314	3,073
Interest on jr. subordinated debentures	510	567	537	542	545
Interest on subordinated debt	988	1,092	1,180	1,194	1,193
Total interest expense	30,892	33,639	31,918	32,202	32,465
Net interest income	58,950	57,543	56,765	55,470	57,462
Provision for credit losses	3,643	1,266	1,083	(357)	552
Net interest income after provision for loan	55,307	56,277	55,682	55,827	56,910
Non-interest income:
Wealth management revenues	6,275	5,816	5,405	5,322	4,998
Insurance commissions	6,805	6,003	6,531	9,213	5,398
Service charges	3,058	3,121	3,227	2,956	3,298
Net securities gains/(losses)	0	(277)	(156)	0	46
Mortgage banking revenues	1,104	1,109	1,038	706	954
ATM/debit card revenue	4,204	4,267	4,281	4,055	4,233
Other	4,917	2,984	2,096	2,226	2,841
Total non-interest income	26,363	23,023	22,422	24,478	21,768
Non-interest expense:
Salaries and employee benefits	31,957	31,565	30,164	30,448	29,925
Net occupancy and equipment expense	7,285	8,055	7,507	7,560	7,977
Net other real estate owned (income) expense	240	107	85	(21)	800
FDIC insurance	863	829	902	869	1,015
Amortization of intangible assets	3,314	3,405	3,340	3,497	3,560
Stationary and supplies	642	482	370	391	404
Legal and professional expense	5,386	2,573	2,536	2,449	2,065
ATM/debit card expense	2,043	1,869	1,281	1,191	1,332
Marketing and donations	906	836	814	862	679
Other	3,661	4,212	4,392	6,116	9,268
Total non-interest expense	56,297	53,933	51,391	53,362	57,025
Income before income taxes	25,373	25,367	26,713	26,943	21,653
Income taxes	6,205	5,885	6,968	6,440	3,582
Net income	$19,168	$19,482	$19,745	$20,503	$18,071

Per Share Information
Basic earnings per common share	$0.80	$0.81	$0.83	$0.86	$0.76
Diluted earnings per common share	0.80	0.81	0.82	0.86	0.76

Weighted average shares outstanding	23,818,806	23,905,099	23,896,210	23,872,731	23,837,853
Diluted weighted average shares outstanding	23,908,340	24,006,647	23,998,152	23,960,335	23,921,758

FIRST MID BANCSHARES, INC.
Consolidated Financial Highlights and Ratios
(Dollars in thousands, except per share data)
(Unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023

Loan Portfolio
Construction and land development	$236,093	$190,857	$195,389	$186,851	$205,077
Farm real estate loans	390,760	384,620	387,015	388,941	391,132
1-4 Family residential properties	496,597	505,342	507,517	518,641	542,469
Multifamily residential properties	332,644	338,167	334,446	312,758	319,129
Commercial real estate	2,417,585	2,440,120	2,406,955	2,396,092	2,384,704
Loans secured by real estate	3,873,679	3,859,106	3,831,322	3,803,283	3,842,511
Agricultural operating loans	239,671	233,414	213,997	213,217	196,272
Commercial and industrial loans	1,335,920	1,283,631	1,268,646	1,227,906	1,266,159
Consumer loans	53,960	63,222	70,841	79,569	91,014
All other loans	169,232	175,218	175,811	175,320	184,609
Total loans	5,672,462	5,614,591	5,560,617	5,499,295	5,580,565

Deposit Portfolio
Non-interest bearing demand deposits	$1,329,155	$1,387,290	$1,393,336	$1,448,299	$1,398,234
Interest bearing demand deposits	1,907,733	1,834,123	1,909,993	1,974,857	1,837,296
Savings deposits	636,427	648,582	673,381	704,777	710,586
Money Market	1,196,537	1,183,594	1,127,699	1,107,177	1,129,950
Time deposits	987,244	1,035,245	1,011,370	1,007,826	1,047,593
Total deposits	6,057,096	6,088,834	6,115,779	6,242,936	6,123,659

Asset Quality
Non-performing loans	$29,835	$18,242	$19,079	$20,064	$20,128
Non-performing assets	32,030	20,076	20,557	21,471	21,292
Net charge-offs (recoveries)	2,235	804	708	381	118
Allowance for credit losses to non-performing loans	235.23%	377.01%	358.05%	338.60%	341.19%
Allowance for credit losses to total loans outstanding	1.24%	1.22%	1.23%	1.24%	1.23%
Nonperforming loans to total loans	0.53%	0.32%	0.34%	0.36%	0.36%
Nonperforming assets to total assets	0.43%	0.27%	0.27%	0.28%	0.28%
Special Mention loans	57,848	38,151	30,767	65,693	74,050
Substandard and Doubtful loans	35,516	29,037	27,594	29,296	28,945

Common Share Data
Common shares outstanding	23,895,807	23,904,051	23,895,868	23,888,929	23,827,137
Book value per common share	$35.42	$35.91	$34.05	$33.40	$33.29
Tangible book value per common share(1)	24.46	24.82	23.28	22.49	22.20
Tangible book value per common share excluding other comprehensive income at period end(1)	30.42	29.70	29.43	28.67	27.93
Market price of stock	36.82	38.91	32.88	32.68	34.66

Key Performance Ratios and Metrics
End of period earning assets	$6,775,075	$6,786,458	$6,812,574	$6,923,742	$6,780,160
Average earning assets	6,884,303	6,857,070	6,815,932	6,884,855	6,948,309
Average rate on average earning assets (tax equivalent)	5.24%	5.35%	5.27%	5.16%	5.18%
Average rate on cost of funds	1.83%	2.00%	1.91%	1.91%	1.85%
Net interest margin (tax equivalent)(1)	3.41%	3.35%	3.36%	3.25%	3.33%
Return on average assets	1.01%	1.03%	1.05%	1.07%	0.93%
Adjusted return on average assets(1)	1.10%	1.05%	1.07%	1.17%	1.16%
Return on average common equity	9.04%	9.40%	9.92%	10.37%	9.76%
Adjusted return on average common equity(1)	9.80%	9.58%	10.11%	11.28%	12.11%
Efficiency ratio (tax equivalent)(1)	59.51%	61.33%	59.61%	59.09%	58.91%
Full-time equivalent employees	1,198	1,207	1,185	1,188	1,187

[1]Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)

	For the Quarter Ended December 31, 2024
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$120,744	$1,522	5.01%
Federal funds sold	49	-	0.00%
Certificates of deposits investments	3,500	42	4.77%
Investment Securities:
Taxable (total less municipals)	855,006	5,145	2.41%
Tax-exempt (Municipals)	270,899	2,336	3.45%
Loans (net of unearned income)	5,634,105	81,564	5.76%

Total interest earning assets	6,884,303	90,609	5.24%

NONEARNING ASSETS
Cash and due from banks	98,020
Premises and equipment	101,449
Other nonearning assets	590,928
Allowance for loan losses	(69,580)

Total assets	$7,605,120

INTEREST BEARING LIABILITIES
Demand deposits	$3,103,831	$16,538	2.12%
Savings deposits	643,575	182	0.11%
Time deposits	1,007,663	9,424	3.72%
Total interest bearing deposits	4,755,069	26,144	2.19%
Repurchase agreements	214,174	1,333	2.48%
FHLB advances	213,634	1,917	3.57%
Federal funds purchased	1	-	0.00%
Subordinated debt	87,407	988	4.50%
Jr. subordinated debentures	24,251	510	8.37%
Other debt	2	-	0.00%
Total borrowings	539,469	4,748	3.50%
Total interest bearing liabilities	5,294,538	30,892	2.32%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,406,989	Average cost of funds	1.83%
Other liabilities	51,029
Stockholders' equity	852,564

Total liabilities & stockholders' equity	$7,605,120

Net Interest Earnings / Spread		$59,717	2.92%

Impact of Non-Interest Bearing Funds			0.49%

Tax effected yield on interest earning assets			3.41%

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023

Net interest income as reported	$58,950	$57,543	$56,765	$55,470	$57,462
Net interest income, (tax equivalent)	59,717	58,627	57,361	56,086	58,255
Average earning assets	6,884,303	6,857,070	6,815,932	6,884,855	6,948,309
Net interest margin (tax equivalent)	3.41%	3.35%	3.36%	3.25%	3.33%

Common stockholder's equity	$846,391	$858,497	$813,645	$797,952	$793,204
Goodwill and intangibles, net	261,906	265,139	257,377	260,699	264,231
Common shares outstanding	23,896	23,904	23,896	23,889	23,827
Tangible Book Value per common share	$24.46	$24.82	$23.28	$22.49	$22.20
Accumulated other comprehensive loss (AOCI)	(142,383)	(116,692)	(146,998)	(147,667)	(136,427)
Adjusted tangible book value per common share	$30.42	$29.70	$29.43	$28.67	$27.93

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Adjusted earnings Reconciliation
Net Income - GAAP	$19,168	$19,482	$19,745	$20,503	$18,071
Adjustments (post-tax):(1)
Nonrecurring technology project expenses	1,710	-	-	-	-
Net (gain)/loss on securities sales	-	219	123	-	(36)
Integration and acquisition expenses	-	137	250	1,804	4,385
Total non-recurring adjustments (non-GAAP)	$1,710	$356	$373	$1,804	$4,348

Adjusted earnings - non-GAAP	$20,878	$19,838	$20,118	$22,307	$22,419
Adjusted diluted earnings per share (non-GAAP)	$0.87	$0.83	$0.84	$0.93	$0.94
Adjusted return on average assets - non-GAAP	1.10%	1.05%	1.07%	1.17%	1.16%
Adjusted return on average common equity - non-GAAP	9.80%	9.58%	10.11%	11.28%	12.11%

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$56,297	$53,933	$51,391	$53,362	$57,025
Other real estate owned property income (expense)	(240)	(107)	(85)	21	(800)
Amortization of intangibles	(3,314)	(3,405)	(3,340)	(3,497)	(3,560)
Nonrecurring severance expense	(2,164)	-	-	-	-
Integration and acquisition expenses	-	(174)	(316)	(2,283)	(5,550)
Adjusted noninterest expense (non-GAAP)	$50,579	$50,247	$47,650	$47,603	$47,115

Net interest income -GAAP	$58,950	$57,543	$56,765	$55,470	$57,462
Effect of tax-exempt income(1)	(323)	1,084	596	616	793
Adjusted net interest income (non-GAAP)	$58,627	$58,627	$57,361	$56,086	$58,255

Noninterest income - GAAP	$26,363	$23,023	$22,422	$24,478	$21,768
Net (gain)/loss on securities sales	0	277	156	0	(46)
Adjusted noninterest income (non-GAAP)	$26,363	$23,300	$22,578	$24,478	$21,722

Adjusted total revenue (non-GAAP)	$84,990	$81,927	$79,939	$80,564	$79,977

Efficiency ratio (non-GAAP)	59.51%	61.33%	59.61%	59.09%	58.91%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.